Exhibit 99.1

This supplemental financial information sets forth amounts by which consolidated statements of income line items and operating segments data for each 2009 quarterly period and for full-year 2009 would have been affected had the changes in accounting guidance implemented on January 1, 2010 been in effect for such periods.

Net Operating Revenues (in millions):	Q1	Q2	Q3	Q4	Full Year
Eurasia & Africa	$—	$—	$—	$—	$—
Europe	13	21	21	17	72
Latin America	(69)	(77)	(103)	(137)	(386)
North America	(7)	(10)	(11)	(4)	(32)
Pacific	11	17	16	5	49
Bottling Investments	(116)	(159)	(189)	(156)	(620)
Corporate	(1)	(2)	(2)	(3)	(8)
Eliminations	18	23	45	20	106
Consolidated	$(151)	$(187)	$(223)	$(258)	$(819)

Operating Income (in millions):	Q1	Q2	Q3	Q4	Full Year
Eurasia & Africa	$—	$—	$—	$—	$—
Europe	(1)	—	(1)	2	—
Latin America	(12)	(9)	(13)	(22)	(56)
North America	3	2	5	4	14
Pacific	(3)	(7)	(8)	(6)	(24)
Bottling Investments	(4)	(26)	(37)	(17)	(84)
Corporate	2	2	2	(22)	(16)
Consolidated	$(15)	$(38)	$(52)	$(61)	$(166)

Consolidated Statements of Income (in millions):	Q1	Q2	Q3	Q4	Full Year
NET OPERATING REVENUES	$(151)	$(187)	$(223)	$(258)	$(819)
Cost of goods sold	(96)	(111)	(123)	(146)	(476)
GROSS PROFIT	(55)	(76)	(100)	(112)	(343)
Selling, general and administrative expenses	(40)	(38)	(48)	(51)	(177)
Other operating charges	—	—	—	—	—
OPERATING INCOME	(15)	(38)	(52)	(61)	(166)
Interest income	(2)	(1)	(1)	(2)	(6)
Interest expense	(4)	(4)	(3)	(5)	(16)
Equity income (loss) — net	12	17	23	27	79
Other income (loss) — net	(4)	1	—	1	(2)
INCOME BEFORE INCOME TAXES	(5)	(17)	(27)	(30)	(79)
Income taxes	(3)	(11)	(11)	(10)	(35)
CONSOLIDATED NET INCOME	(2)	(6)	(16)	(20)	(44)
Less: Net income attributable to noncontrolling interests	(2)	(6)	(16)	(20)	(44)
NET INCOME ATTRIBUTABLE TO SHAREOWNERS OF THE COCA-COLA COMPANY	$—	$—	$—	$—	$—